EXHIBIT 99.2

THE GORMAN-RUPP COMPANY ANNOUNCES CORPORATE COUNSEL DAVID EMMENS TO RETIRE

Mansfield, Ohio – April 25, 2014 – On April 24, 2014 David P. Emmens announced his intention to retire effective April 30, 2014 from his position as Corporate Counsel and Secretary of The Gorman-Rupp Company (NYSE MKT: GRC).

Mr. Emmens joined the Company as Corporate Counsel in 1997 and served as Assistant Corporate Secretary from 1999 to 2002. He was elected as Corporate Secretary in 2002.

The Board of Directors of the Company has elected Brigette A. Burnell as Corporate Counsel and Secretary effective May 1, 2014.

Ms. Burnell previously served as Corporate Counsel of Red Capital Group from 2011 to 2013 advising the company on legal matters in all areas of business, including corporate governance, labor and employment, intellectual property and litigation oversight. Ms. Burnell served as an Associate at Jones Day from 2002 to 2011.

David P. Emmens

Corporate Secretary

The Gorman-Rupp Company

Telephone (419) 755-1477

NYSE MKT: GRC

For additional information, contact Wayne L. Knabel, Chief Financial Officer, Telephone (419) 755-1397.

The Gorman-Rupp Company is a leading designer, manufacturer and international marketer of pumps and pump systems for use in diverse water, wastewater, construction, dewatering, industrial, petroleum, original equipment, agriculture, fire protection, heating, ventilating and air conditioning (HVAC), military and other liquid-handling applications.